Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GoodRx Holdings, Inc. of our
report dated February 25, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in GoodRx Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 25, 2026